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Exhibit 99.1
CONTACT:
PetSmart Investor Relations
(623) 587-2025
PetSmart Reports Results for the Second Quarter of 2009
Earnings of $0.31 per Share; Comp Sales Growth of 0.8 Percent; Net Sales Growth of 5.4 Percent;
Services Sales Growth of 10.2 Percent
PHOENIX, AZ — (August 19, 2009) — PetSmart, Inc. (NASDAQ: PETM) today reported net income of $39.0 million, or $0.31 per share, for the second quarter of 2009. That compares with net income of $37.2 million, or $0.30 per share, for the second quarter of 2008.
Net sales for the second quarter of 2009 increased 5.4 percent to $1.31 billion, compared to the second quarter of 2008. The increase in net sales was partially impacted by $8.6 million in unfavorable foreign currency fluctuations. Comparable store sales — or sales in stores open at least a year — grew 0.8 percent in the second quarter. Pet services sales were $154.2 million, up 10.2 percent from the second quarter of last year.
“We continue to believe that we are well positioned to lead the pet specialty market given our core business strengths, commitment to fiscal discipline, and our solid leadership team. Our ability to provide pet parents with a uniquely engaged in-store experience, a differentiated assortment of products, services and solutions, and knowledgeable associates, creates an unmatched customer experience,” said Bob Moran, Chief Executive Officer and President.
Guidance
“We expect third quarter earnings per share between $0.20 and $0.24 and comparable store sales to be flat,” said Chip Molloy, Senior Vice President and Chief Financial Officer. “For the year, we are expecting earnings per share between $1.37 to $1.45 and comparable store sales growth of low single digits.”
PetSmart increased cash, cash equivalents and restricted cash to $236 million and had zero borrowings on its credit facility at the end of the quarter. During the second quarter, the company purchased $25 million of PetSmart stock and distributed $3.8 million in dividend payments.
2009 Annual Guidance
— Total sales growth: Mid-single digits
— Comparable store sales growth: Low-single digits
— Services sales growth: Mid- to high-single digits
— Net interest expense: Approximately $60 million for the fiscal year
— Income tax rate: 38.5 percent to 39 percent
— Earnings per share: $1.37 to $1.45 per share
— Capital expenditures: Between $115 million to $125 million
— Net new store growth: 40 to 42
— PetsHotel growth: 20
Conference call information
PetSmart management has scheduled a teleconference for 4:30 p.m. EDT today to discuss results for the second quarter 2009. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the third quarter of 2009. In addition, you can listen to the call live by dialing 866-818-1395 (within the United States and Canada) or 703-639-1379 (for international callers), code 1386766. A phone replay will be available through September 18, 2009, 11:59 p.m. EDT, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1386766.
About PetSmart
PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 1,145 pet stores in the United States and Canada, 156 in-store PetSmart PetsHotel® cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, Doggie Day Camp(SM) pet day care services and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization, has funded more than $87 million in grants and programs benefiting animal welfare organizations and, through its in-store pet adoption programs, has helped save the lives of more than 3.6 million pets.
Forward-looking statements
This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2009 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.
CONTACT:

PetSmart Investor Relations

(623) 587-2025

Follow PetSmart on Twitter www.twitter.com/PetSmartTLC

Find PetSmart on Facebook www.facebook.com/PetSmart

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value)
Unaudited

	August 2,	February 1,	August 3,
	2009	2009	2008

Assets
Cash and cash equivalents	$180,656	$126,314	$57,904
Restricted cash	55,250	—	—
Receivables, net	58,729	48,609	39,621
Merchandise inventories	574,985	584,011	544,609
Deferred income taxes	29,334	28,223	28,895
Prepaid expenses and other current assets	89,680	87,677	77,262

Total current assets	988,634	874,834	748,291

Property and equipment, net	1,262,458	1,302,245	1,318,573
Equity investment in affiliate	28,591	25,938	25,283
Deferred income taxes	84,829	93,128	124,983
Goodwill	41,989	38,645	43,341
Other noncurrent assets	24,257	22,863	28,279

Total assets	$2,430,758	$2,357,653	$2,288,750

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$189,242	$194,630	$184,281
Accrued payroll bonus and employee benefits	92,879	88,337	88,580
Accrued occupancy expenses and deferred rents	60,404	55,642	53,460
Short-term debt	—	—	32,000
Current maturities of capital lease obligations	34,930	32,233	30,833
Other current liabilities	130,075	107,315	149,199

Total current liabilities	507,530	478,157	538,353

Capital lease obligations	553,960	553,760	546,965
Deferred rents	92,587	92,155	90,572
Other noncurrent liabilities	98,241	89,445	92,344

Total liabilities	1,252,318	1,213,517	1,268,234

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	16	16	16
Additional paid-in capital	1,127,947	1,117,557	1,093,585
Retained earnings	1,005,050	936,100	829,519
Accumulated other comprehensive income	2,178	(2,714)	4,219
Treasury stock	(956,751)	(906,823)	(906,823)

Total stockholders’ equity	1,178,440	1,144,136	1,020,516

Total liabilities and stockholders’ equity	$2,430,758	$2,357,653	$2,288,750

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	August 2, 2009	% of Sales	August 3, 2008	% of Sales	August 2, 2009	% of Sales	August 3, 2008	% of Sales

Merchandise sales	$1,154,593	88.2%	$1,101,984	88.7%	$2,339,348	88.7%	$2,185,435	89.0%
Services sales	154,192	11.8%	139,964	11.3%	297,011	11.3%	269,444	11.0%

Net sales	1,308,785	100.0%	1,241,948	100.0%	2,636,359	100.0%	2,454,879	100.0%

Cost of merchandise sales	830,629	63.5%	775,275	62.4%	1,678,503	63.7%	1,537,274	62.6%
Cost of services sales	108,744	8.3%	100,267	8.1%	211,192	8.0%	194,831	7.9%

Total cost of sales	939,373	71.8%	875,542	70.5%	1,889,695	71.7%	1,732,105	70.6%

Gross profit	369,412	28.2%	366,406	29.5%	746,664	28.3%	722,774	29.4%

Operating, general and administrative expenses	295,623	22.6%	291,007	23.4%	583,006	22.1%	567,106	23.1%

Operating income	73,789	5.6%	75,399	6.1%	163,658	6.2%	155,668	6.3%

Interest expense, net	(14,970)	-1.1%	(15,211)	-1.2%	(29,944)	-1.1%	(28,953)	-1.2%

Income before income tax expense and equity in income from investee	58,819	4.5%	60,188	4.8%	133,714	5.1%	126,715	5.2%

Income tax expense	(21,392)	-1.6%	(24,294)	-2.0%	(51,141)	-1.9%	(50,193)	-2.0%

Equity in income from investee	1,537	0.1%	1,354	0.1%	2,653	0.1%	1,937	0.1%

Net income	$38,964	3.0%	$37,248	3.0%	$85,226	3.2%	$78,459	3.2%

Earnings per common share:
Basic	$0.32		$0.30		$0.69		$0.63

Diluted	$0.31		$0.30		$0.68		$0.62

Weighted average shares outstanding:
Basic	123,474		123,751		123,914		124,401
Diluted	125,504		126,210		126,102		126,814

Stores open at beginning of each period	1,137		1,043		1,112		1,008
Stores opened during each period	10		37		36		72
Stores closed during each period	(2)		(5)		(3)		(5)
Stores open at end of each period	1,145		1,075		1,145		1,075